THE SECURITIES EVIDENCED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED, UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION UNDER THE SECURITIES ACT.

Date: ____________ (the “Date”)

Tranche #: ______

Tranche Amount: $______________ (the “Tranche Amount”)

WARRANT

TO PURCHASE COMMON STOCK

OF

AMERICAN PETRO-HUNTER, INC.

(Void after July __, 2017)

1.       Issuance of Warrant. FOR VALUE RECEIVED, on and after the date of issuance of this Warrant, and subject to the terms and conditions herein set forth, the Holder (as defined below) is entitled to purchase from American Petro-Hunter, Inc., a Nevada corporation (the “Company”), at any time during the Exercise Period (as defined below), at a price per share equal to the Warrant Price (as defined below and subject to adjustment as described below), the Warrant Stock (as defined below and subject to adjustment as described below) upon exercise of this warrant (this “Warrant”) pursuant to Section 5 hereof. This Warrant is being issued pursuant to the terms of the Purchase Agreement, dated as of even date herewith by and between the Company and ASYM Energy Opportunities LLC (the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

2.       Definitions. As used in this Warrant, the following terms have the definitions ascribed to them below:

(a)   “Commencement Date” means the date of each issuance of borrowings received by the Company under the Purchase Agreement (each, a “Tranche”). For clarification purposes, each Tranche will have a separate Commencement Date and be the Date written above.

(b)    “Common Stock” means the Common Stock, $0.001 par value, of the Company.

(c)    “Exercise Period” means the period commencing on the Commencement Date and ending at 5:00 p.m. Pacific Standard Time on the Termination Date (as defined below); provided, however, the Exercise Period shall end and this Warrant shall no longer be exercisable and shall become null and void (except the right to receive the securities and property to which the Holder is entitled by virtue of exercising or converting this Warrant in connection with any Termination Event) upon consummation of any of the following (each, a “Termination Event”): (i) the lease of all or substantially all of the assets of the Company or the exclusive license of all or substantially all of the Company’s intellectual property to a third party, (ii) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including without limitation, any reorganization, merger or consolidation, but excluding any merger or conversion effected exclusively for the purpose of changing the domicile of the Company), or (iii) the sale, conveyance or disposal of all or substantially all of the assets of the Company, unless the Company’s shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity. Notwithstanding anything to the contrary herein, this Warrant shall continue in full force and effect until the Termination Date unless (y) no less than thirty (30) days prior to any Termination Event, the Company shall have given the Holder notice of such Termination Event, which notice shall include a reasonably detailed description of the terms of such Termination Event, and (z) the Company shall have given the Holder a reasonable opportunity to exercise or convert this Warrant.

(d)    “Holder” means ASYM Energy Opportunities LLC or its assigns.

(e)    “Termination Date” means five (5) years from the Commencement Date.

(f)     “Warrant Price” means a price per warrant share equal to the lesser of: (i) $0.20, (ii) 85% of the volume weighted average price per share (“VWAP”) of the Company’s common stock for the fifteen days preceding the issuance of any Tranche as defined in the Purchase Agreement, or (iii) the trailing ninety (90) net average daily oil production multiplied by $40,000, the product of which is reduced by the Company’s total debt and any obligations or liabilities (collectively, “Net Asset Value”), thereafter divided by the Company’s fully diluted number of common shares outstanding. In no case, however, shall the Net Asset Value be less than $500,000.

(g)    “Warrant Stock” means the shares of Common Stock purchasable upon exercise of this Warrant. The total number of shares of Warrant Stock to be issued upon the exercise of this Warrant shall be equal to eighty-three percent (83%) of the amount of any Tranche, in this case, the Tranche Amount written above, divided by the Warrant Price; provided, however, such number shall be subject to adjustment as described in Section 3 hereof.

3.     Adjustments and Notices. The Warrant Price and the number of shares of Warrant Stock shall be subject to adjustment from time to time in accordance with this Section 3.

(a)    Adjustments to Warrant Stock. When any adjustment is required to be made to the Warrant Price as described in Section 2(f) above, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Warrant Price in effect immediately prior to such adjustment, by (ii) the Warrant Price in effect immediately after such adjustment.

(b)    Reclassification, Exchange, Substitution, In-Kind Distribution. Upon any reclassifications, exchange, substitution or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Warrant or upon the payment of a dividend in securities or property other than shares of Common Stock, the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received if this Warrant had been exercised or converted immediately before the record date for such reclassification, exchange, substitution, or other event or immediately prior to the record date for such dividend. The Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The provisions of this Section 3(b) shall similarly apply to successive reclassifications, exchanges, substitutions, or other events and successive dividends.

(c)   Certificate of Adjustment. In each case of an adjustment or readjustment of the Warrant Price, the Company, at its own expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate executed by the Company’s Chief Financial Officer showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder.

(d)   No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect the Holder’s rights under this Section 3 against impairment.

(e)   Fractional Shares. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded to the nearest whole share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the fair market value of a full share.

4.      Reservation of Stock. On and after the Commencement Date, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant. Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

5.       Exercise of Warrant.

(a)    This Warrant may be exercised as a whole or part by the Holder, at any time after the date hereof prior to the termination of this Warrant, by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and delivered to the principal office of the Company, specifying the portion of the Warrant to be exercised, and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Stock being purchased, except in the case of a Net Exercise pursuant to Section 5(b). This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise. If this Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, promptly after surrender of this Warrant upon such exercise, the Company will execute and deliver a new warrant, dated the date hereof, evidencing the right of the Holder to the balance of this Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

(b)    The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Warrant Price as set forth in Section 5(a) above, elect instead to receive upon such exercise the “Net Number” of shares of the Company’s Common Stock determined according to the following formula (a “Net Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the closing sale price of the Common Stock of the Company on the last trading day immediately preceding the date of the Notice of Exercise on which at least 10,000 shares of the Company’s Common Stock were traded, as reported on Nasdaq.com (as adjusted for stock splits, stock dividends and the like).

C= the Warrant Price then in effect for the applicable Warrant Stock at the time of such exercise.

(c)   Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder hereof to the extent (but only to the extent) necessary to ensure that, following such exercise, the total number of shares of Common Stock then beneficially owned by Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% of the total number of issued and outstanding shares of Company Common Stock. For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Holder may waive such limitation on exercise contained in this Section 5(b) or increase or decrease such limitation percentage to any other percentage as specified in a written notice to the Company.

6.      Transfer of Warrant. Notwithstanding anything to the contrary herein, subject to applicable securities laws, this Warrant may be transferred or assigned in whole or in part by the Holder, and the Company shall permit such transfer or assignment to an affiliate of the Holder.

7.      Demand Registration Rights.

(a)    Registration Process.

i.             Upon the written request of Holder, the Company shall prepare and file a Registration Statement covering the resale of the Warrant Stock, and use commercially reasonable best efforts to cause the Registration Statement declared effective; provided, however, that the amount of Warrant Stock to be included in the Registration Statement shall be limited to not less than 100% of the maximum amount of Warrant Stock which may be included in a single registration statement without exceeding registration limitations imposed by the SEC pursuant to Rule 415, and provided, further, that the Company shall not be obligated to the Holder for any penalties or damages, liquidated or otherwise, so long as the Company uses its commercially reasonable best efforts with respect to its obligations under this Section 7.

ii.            The Company will pay all expenses associated with the registration, including, without limitation, filing and printing fees, and the Company’s counsel and accounting fees and expenses, costs, if any, associated with registering or qualifying the Warrant Stock for sale under applicable state securities laws.

iii.            The Company shall have the right to delay the filing or effectiveness of the Registration Statement, or, as applicable, suspend sales of Warrant Stock under an effective Registration Statement or suspend trading of its securities on any exchange, (i) in the event such filing or effectiveness of the Registration Statement, or the non-suspension of trading, would in the Company’s reasonable judgment require the disclosure of material, non-public information concerning the Company that is not, in the reasonable opinion of the Company, in the best interest of the Company, or (ii) during the occurrence of any event specified in Section 7(b)(iii) below.

iv.             Subject to the provisions of Section 7(a)(iii) and 7(b)(iii), the Company will use commercially reasonable best efforts to cause the Registration Statement to remain continuously effective for a period that will terminate upon the earlier of (x) the date on which all the Warrant Stock covered by the Registration Statement have been sold or (y) the date on which all the Warrant Stock covered by the Registration Statement may be sold immediately without registration pursuant to Rule 144 of the Securities Act (“Rule 144”).

v.             The Company’s obligation to register the Warrant Stock shall terminate upon the earlier of (A) the sale of such Warrant Stock pursuant to a Registration Statement or Rule 144, or (B) such Warrant Stock has become eligible for sale by the Holder pursuant to Rule 144.

vi.            The provisions of this Section 7 will survive termination of the Warrant for so long as the Warrant Stock remains outstanding.

(b)     Holder’s Obligations. In connection with the registration of the Warrant Stock, the Holder shall have the following obligations:

i.               It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Warrant with respect to the Warrant Stock that Holder shall furnish to the Company such information regarding itself, the Warrant Stock held by it and the intended method of disposition of the Warrant Stock held by it as shall be reasonably required to effect the registration of such Warrant Stock and shall execute such documents in connection with such registration as the Company may reasonably request.

ii.              Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

iii.             Holder agrees to immediately discontinue disposition of Warrant Stock pursuant to any Registration Statement upon notice from the Company of (A) the issuance of any stop order or other suspension of effectiveness of the Registration Statement by the SEC, or the suspension of the qualification of any of the Warrant Stock for sale in any jurisdiction by the applicable regulatory authorities, (B) the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (C) the failure of the prospectus included in the Registration Statement, as then in effect, to comply with the requirements of the Securities Act, until the Purchaser’s receipt of a supplemented or amended prospectus or receipt of notice that no supplement or amendment is required, or (D) the happening of any other event that in the Company’s reasonable judgment makes it necessary to file a supplement to the prospectus included in the Registration Statement or to file and have declared effective a post-effective amendment to the Registration Statement (including, without limitation, filing a post-effective amendment or supplement to incorporate the Company’s annual or quarterly reports and audited financial statements on Form 10-K or Forms 10-Q).

(c)      Transfer of Registration Rights. The rights under this Warrant shall be automatically assignable by the Holder to any transferee of all or any portion of Warrant Stock if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee, and the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Agreement, and (vi) such transferee shall be an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act. As used in this Section 7, the term “Holder” includes any transferee or assignee who agrees to become bound by the provisions of this Warrant.

(d)      Definitions. As used in this Warrant, the following terms shall have the following meanings:

i.            “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

ii.         “Registration Statement” means a registration statement eligible to be filed by the Company under the Securities Act.

8.     Termination. This Warrant shall terminate at 5:00 p.m. Pacific Standard Time on the Termination Date, subject to earlier termination as set forth in Section 2(c) hereof.

9.      Miscellaneous. This Warrant shall be governed by the laws of the State of Nevada, as such laws are applied to contracts to be entered into and performed entirely in Nevada. In the event of any dispute among the Holder and the Company arising out of the terms of this Warrant, the parties hereby consent to the exclusive jurisdiction of the federal and state courts located in the State of Nevada for resolution of such dispute, and agree not to contest such exclusive jurisdiction or seek to transfer any action relating to such dispute to any other jurisdiction. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant.

AMERICAN PETRO-HUNTER, INC.

Authorized Signature

Robert McIntosh
Name

Chief Executive Officer
Title

ASYM ENERGY OPPORTUNITIES LLC

Authorized Signature

Greg Imbruce
Name

President
Title